Pursuant to Rule 424(b)(3)
Registration No. 333-114716

PROSPECTUS SUPPLEMENT
(To Prospectus Dated June 24, 2004)

Nortek Holdings, Inc.

Offer to Exchange

$515,000,000 Aggregate Principal Amount due at Maturity of Our 10% Series B Senior
Discount Notes due 2011, which have been registered under the Securities Act, for any and all of our outstanding 10% Senior Discount Notes due 2011

     The purpose of this Prospectus Supplement is to provide supplemental information in connection with the offer to exchange described in our Prospectus dated June 24, 2004. The information included in this Prospectus Supplement should be read together with the Prospectus dated June 24, 2004.

     As of July 20, 2004, we are suspending our offer to exchange 10% Series B Senior Discount Notes due 2011, which have been registered under the Exchange Act, for our currently outstanding 10% Senior Discount Notes due 2011 until further notice. We will not accept outstanding notes for exchange until further notice. Holders who have tendered outstanding notes in the exchange offer will be contacted by the exchange agent regarding outstanding notes previously submitted for exchange.

July 20, 2004